Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the inclusion in this Registration Statement on Form S-1 of Hemispherx Biopharma, Inc. of our report dated June 10, 2003, on our audits of the consolidated financial statements and schedule of Interferon Sciences, Inc. and subsidiary as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

S/ Eisner LLP
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Eisner LLP

New York, New York
March 19, 2004